UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

Flexsteel Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-5151	42-0442319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell Street
Dubuque, Iowa		52001-7004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (563) 556-7730

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FLXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Flexsteel Industries, Inc. (the “Company”) Annual Meeting of Shareholders (“Annual Meeting”) on December 11, 2024, the Company's shareholders took the following actions:

1.
The shareholders elected three Class II directors to serve as members of the Company’s Board of Directors until the year 2027 Annual Meeting and until their respective successors have been elected and qualified or until their earlier director class reassignment, resignation, removal, retirement or termination. The shareholders present in person or by proxy cast the following number of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
F. Brooks Bertsch	3,689,877	312,087
Kathryn P. Dickson	2,928,008	1,073,956
Derek P. Schmidt	3,761,327	240,637

2.
The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. There were 3,577,113 votes cast for the proposal; 383,545 votes were cast against the proposal; 41,306 votes abstained, and there were 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

Date:	December 12, 2024	By:	/s/ Michael J. Ressler
Michael J. Ressler Chief Financial Officer